UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2022

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-20388	36-3795742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL	60631
(Address of Principal Executive Offices)	(Zip Code)

(773) 628-1000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2022, Littelfuse, Inc., a Delaware corporation (“Littelfuse” or the “Company”), entered into a sale and purchase agreement (the “Purchase Agreement”) with Cayman NIH VI BEIT Holdings, L.P., a Cayman Islands exempted limited liability partnership (the “Seller”), the sole unitholder of BEIT Holdings, LLC (“BEIT Holdings”), a Delaware limited liability company that owns the business of C&K Switches, pursuant to which the Company has agreed to acquire all of the outstanding units of BEIT Holdings, as further described below.

On the terms and conditions set forth in the Purchase Agreement, the Company has agreed to purchase all of the outstanding units of BEIT Holdings (the “Transaction”) at an enterprise value of $540 million in cash, subject to certain adjustments based on a “locked box” mechanism. Pursuant to such mechanism, (i) additional cash consideration is added to the purchase price at a rate of $68,650 per day for the period from December 31, 2021 to the closing date of the Transaction (the “Closing Date”), and (ii) the purchase price is reduced on a dollar-for-dollar basis for certain value, as more specifically set forth in the Purchase Agreement, that is extracted from BEIT Holdings and its subsidiaries to or for the benefit of the Seller or connected persons of the Seller after December 31, 2021 through the Closing Date, subject to certain exceptions.

The closing of the Transaction is subject to certain closing conditions, including (i) the receipt by the Company of antitrust clearances in the United States and Germany, (ii) the receipt by the Company of foreign investment authorization in France and Germany and (iii) the receipt by a subsidiary of BEIT Holdings of an outstanding foreign investment authorization in France related to the Seller’s previous acquisition of C&K Switches.  Each of the parties has agreed to use all reasonable endeavors to procure their respective required antitrust and regulatory authorizations and clearances.

The Purchase Agreement will automatically terminate if any closing condition has not been fulfilled on or before 5 p.m. London time on the date five months from the date of the Purchase Agreement, and either party may extend such time by sixty days if Littelfuse or BEIT Holdings has not received their respective foreign investment authorization in France.

The Purchase Agreement contains customary fundamental representations and warranties and customary covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. Among other things, the Seller has agreed to procure that, during the period between the execution of the Purchase Agreement and the Closing Date and except with the written consent of the Company, each of BEIT Holdings and its subsidiaries (i) operates in the ordinary course of its business consistent with past practice, and (ii) does not undertake certain transactions, such as equity issuances, incurrence of indebtedness or acquisitions, as set forth in the Purchase Agreement.

The Seller has agreed, from and after the closing of the Transaction, to indemnify the Company and BEIT Holdings and its subsidiaries for damages, losses and expenses as a result of or arising out of certain matters set forth in the Purchase Agreement.

In connection with the Purchase Agreement, the Company has entered into a management warranty deed (the “Management Warranty Deed”), pursuant to which certain members of management of C&K Switches have provided certain additional customary representations and warranties related to C&K Switches’ business. The liability of such warrantors is capped under the Management Warranty Deed to $1.00 except in the case of fraud. The Company has separately obtained a warranty and indemnity insurance policy, effective as of the date of entry into the Purchase Agreement and the Management Warranty Deed, which contains customary coverage and exceptions.

In connection with the Purchase Agreement, the Company has also entered into a covenant and release agreement with certain affiliates of the Seller and certain members of management of C&K Switches, which agreement contains (i) customary employee non-solicit, confidentiality, mutual non-disparagement and, with respect to members of management of C&K Switches, non-compete obligations and (ii) a customary release for pre-closing claims effective at closing.

The foregoing descriptions of the Purchase Agreement, the Management Warranty Deed and the Transaction do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Management Warranty Deed, which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated herein by reference.

The Purchase Agreement and the Management Warranty Deed have been included to provide investors with information regarding its terms.  They are not intended to provide any other factual information about the Company, the Seller, BEIT Holdings, C&K Switches or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”).  The Purchase Agreement and the Management Warranty Deed contain representations, warranties and covenants that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those representations, warranties and covenants are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential schedules delivered in connection with the Purchase Agreement and the Management Warranty Deed.  Such representations, warranties and covenants may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement and the Management Warranty Deed instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or to the Company’s SEC filings.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller, BEIT Holdings, C&K Switches or any of their respective subsidiaries or affiliates or the C&K Switches business.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and the Management Warranty Deed, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01	Regulation FD Disclosure.

On April 8, 2022, the Company issued a press release announcing that it had entered into the Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.  The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The statements in this current report on Form 8-K that are not historical facts, including statements with respect to the expected timetable for closing the proposed transaction, are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties, include, but are not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity and other raw material price fluctuations; the effect of Littelfuse’s accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all; the risk that the closing of the proposed transaction is delayed or does not occur at all, for reasons beyond Littelfuse’s control; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the proposed transaction; the risk that expected benefits, synergies and growth prospects of the proposed transaction may not be achieved in a timely manner, or at all; the risk that C&K Switches’ business may not be successfully integrated with Littelfuse’s following the closing; the risk that Littelfuse and C&K Switches will be unable to retain and hire key personnel; the risk that disruption from the proposed transaction may adversely affect Littelfuse’s or C&K Switches’ business and its relationships with its customers, suppliers or employees; and other risks which may be detailed in the company’s SEC filings.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements.  This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended January 1, 2022. Further discussion of the risk factors of the company can be found under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 1, 2022, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Sale and Purchase Agreement, dated April 7, 2022, by and between Cayman NIH VI BEIT Holdings, L.P. and Littelfuse, Inc.*
2.2	Warranty Deed, dated April 7, 2022, by and between the warrantors party thereto and Littelfuse, Inc.*
99.1	Press Release of Littelfuse, Inc., dated April 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, exhibits and/or schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  Littelfuse agrees to furnish a supplemental copy of an omitted annex, exhibit or schedule to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LITTELFUSE, INC.

	By:	/s/ Ryan K. Stafford
		Name:	Ryan K. Stafford
		Title:	Executive Vice President, Chief Legal
Officer and Corporate Secretary
Date: April 8, 2022